EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of our report dated April 29, 2005 (June 16, 2005, as to the effects of the stock split described in Note 14) relating to the consolidated financial statements of Volcom, Inc. and subsidiary for the year ended December 31, 2004, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Costa Mesa, California
November 13, 2005